FOR IMMEDIATE RELEASE

Ferro Receives Filing Extension From NYSE

CLEVELAND, Ohio – December 19, 2005 – Ferro Corporation (NYSE:FOE) announced today that the New York Stock Exchange (NYSE) has granted the Company an extension of up to an additional three months to file its Form 10-K for the year ended December 31, 2004. The extension is subject to reassessment by the NYSE on an ongoing basis. If the Company does not complete its 2004 Form 10-K by March 31, 2006, the NYSE has indicated it will initiate suspension procedures.

According to Tom Gannon, chief financial officer, the Company anticipates that the audit of its restated financial statements and annual results for 2004 will be completed in early 2006, allowing the Company to file the delayed 10-K well within the granted extension. The Company had previously expected the 2004 10-K to be filed by December 31, 2005.

Gannon said, “From a financial reporting perspective, we remain focused on completing the 2004 10-K filing and consequently have yet to finalize our third-quarter 2005 financial review process. While our prior estimate of third-quarter earnings has not changed, we will further delay releasing financial statements for the period until after the 2004 10-K is filed. Once we finalize the 10-K, we expect to return to a normal communications schedule as it pertains to quarterly earnings press releases and conference calls.”

About Ferro Corporation

Ferro Corporation is a major international producer of performance materials for industry, including coatings and performance chemicals. The Company has operations in 20 countries and reported sales of $1.8 billion in 2004. For more information on Ferro, visit the Company’s Web site at http://www.ferro.com or contact John Bingle, 216-875-6174.

Cautionary Note on Forward-Looking Statements

The foregoing discussion may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	The possible outcomes of additional reviews associated with the restatement process and the external financial audit process that could result in additional adjustments to the financial results and potentially delay SEC financial filings;

•	The possible delisting of the Company’s common stock from trading on the New York Stock Exchange if the Company’s audited annual financial statements for fiscal year 2004 are not filed with the Securities and Exchange Commission by March 31, 2006 or if the New York Stock Exchange reassess the Company’s filing progress prior to March 31, 2006 and decides to withdraw the granted extension;

•	Current and future economic conditions in the United States and worldwide, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Changes in customer requirements, markets or industries Ferro serves;

•	Changes in the prices of major raw materials or sources of energy;

•	Escalation in the cost of providing employee health care and pension benefits;

•	Risks related to fluctuating currency rates, changing legal, tax and regulatory requirements that affect the Company’s businesses and changing social and political conditions in the many countries in which the Company operates;

•	Political or economic instability as a result of acts of war, terrorism or otherwise;

•	Access to capital, primarily in the United States capital markets, and any restrictions placed on Ferro by current or future financing arrangements; and

•	The outcome of class action lawsuits against the Company.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

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